Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-165959 and 333-182567) and Form S-8 (No. 333-149200) of Targa Resources Partners LP of our report dated November 9, 2012, relating to our audits of the consolidated financial statements of Saddle Butte Pipeline, LLC as of and for the years ended December 31, 2011 and 2010, included in this Current Report on Form 8-K/A dated March 15, 2013.

/s/ Hein & Associates LLP

Denver, Colorado

March 15, 2013